UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2010

JINGWEI INTERNATIONAL LIMITED
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-122557 (Commission File Number)	20-1970137 (IRS Employer Identification No.)

Room 701-702, Building14, Keji C. Rd., 2nd,Software Park,
 Nanshan District,
 Shenzhen, PRC 518057

(Address of principal executive offices and zip code)

+86 1085251198

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective July 2009, Jingwei International Limited (the “Company”) and its wholly owned subsidiary, Shenzhen Xinguochuang Information Technology Co., Ltd. (“SXIT”), entered into an acquisition agreement (the “Agreement”) with Shenzhen Newway Digital S&T Co., Ltd., a company organized under the laws of the People’s Republic of China (“Newway”).  Pursuant to the Agreement, SXIT acquired the value-added service and channel sales business of Newway (the “Business”) for cash and shares of the Company.  The value-added services include WAP (Wireless Application Protocol), IVR (Interactive Voice Response), game downloads, Color Ring and SMS (Short Messaging Service).

Upon execution of the Agreement, the parties deemed it necessary to further clarify the business terms in the Agreement in line with the spirit and intent of the mutually agreed acquisition of the Business and commenced negotiation of a Supplementary Agreement relating to such acquisition.  On January 22, 2010, the parties entered into the Supplementary Agreement, which provides for (among other things) a period of support and non-competition by Newway in line with the original understanding of the parties and as reaffirmed in their discussion in November 2009.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Supplemental Acquisition Agreement dated as of January 22, 2010 between the Registrant, SXIT and Newway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

By:	/s/ Rick Luk
Name:	Rick Luk
Title:	Chief Executive Officer

Dated:  January 26, 2010